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                                                                     Exhibit 3.2


                                RESTATED BY-LAWS

                                       of

                        INFINITY BROADCASTING CORPORATION
                               (the "Corporation")

                     As Amended Effective December 14, 1998


                                    ARTICLE 1

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1.01. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as the Board of Directors of the Corporation (the "Board of Directors") may designate and on any subsequent day or days to which such meeting may be adjourned, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

                  SECTION 1.02. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called at any time only by the Board of Directors in the manner set forth in the Certificate of Incorporation, and shall be held on such date and at such time as the Board of Directors may designate and on any subsequent day or days to which such meeting may be adjourned.

                  SECTION 1.03.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (a) Annual Meetings of Stockholders.

                  (i) Subject to the rights of the holders of any series of Preferred Stock pursuant to the Certificate of Incorporation to elect additional directors under specified circumstances, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered at the direction of the Board of Directors pursuant to Section 1.06 of these By-laws, (B) otherwise by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the procedures set forth in clauses (ii) and (iii) of this Section 1.03(a) and who was a stockholder of record at the time the notice required by such procedures is delivered to the Secretary of the Corporation and at the time of the meeting.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(i) of this Section 1.03, the




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stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that, with respect to the annual meeting to be held in 1999 and in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section 1.03(a). Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (3) a representation that the stockholder intends to remain a stockholder entitled to vote at the meeting and to appear in person at the meeting to make the nomination or propose such business.

                  (iii) Notwithstanding anything in the second sentence of clause (ii) of this Section 1.03(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

                  (b)  Special Meetings of Stockholders.

                  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting delivered at the direction of the Board of Directors pursuant to Section 1.06 of these By-laws.


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                  (c)  General.

                  (i) Subject to the rights of the holders of any series of Preferred Stock pursuant to the Certificate of Incorporation to elect additional directors under specified circumstances, only persons who are nominated in accordance with the procedures set forth in this Section 1.03 shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
1.03. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairperson of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.03 and, if any proposed nomination or business is not in compliance with this Section 1.03, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this Section 1.03, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 1.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.03. Nothing in this Section 1.03 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  SECTION 1.04. PLACE OF MEETINGS. Meetings of the stockholders, annual or special, shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the Chairperson of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof or, if not so designated, at the registered office of the Corporation in the State of Delaware.

                  SECTION 1.05. INSPECTORS OF ELECTION; OPENING AND CLOSING THE POLLS. (a) In advance of any meeting of stockholders, the Board of Directors shall appoint one or three inspectors (the "Inspectors"), which Inspector or Inspectors may not be directors, officers or employees of the Corporation, to act at such meeting or at any adjournment or adjournments thereof and make a written report thereof. The Corporation may designate one or more persons as alternate Inspectors to replace any Inspector who fails to act. If such Inspectors are not so appointed or fail or refuse to act, the chairperson of any such meeting shall make such appointments. If there are three Inspectors, the decision, act or certificate of two Inspectors shall be effective in all respects as the decision, act or certificate of all. Each Inspector, before entering upon the discharge of the duties of Inspector, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of such Inspector's ability. The Inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.


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                  (b) The Chairperson of the Board of Directors shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

                  SECTION 1.06. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation, or these By-laws, to be given to any stockholder, such notice shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Written notice may also be given personally or by fax.

                  The notice of any meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

                  SECTION 1.07. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder in person or by proxy at a meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 1.08. MEETING BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any stockholder may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 1.08 will constitute presence in person at such meeting.

                  SECTION 1.09. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, or by these By-laws, a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that where a separate vote by a class or classes or series is required, a majority of the combined voting power of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present in person or by proxy at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of shares with enough voting power to leave less than a quorum. If a meeting cannot be organized because of lack of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.



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                  SECTION 1.10. ADJOURNMENT. Any meeting of stockholders may be adjourned from time to time, without notice other than the announcement of the time and place thereof at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                   SECTION 1.11. PROXIES AND VOTING. Each stockholder entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted on or acted upon after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting be cast by written ballot. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the approval of a majority of the votes cast by holders of the outstanding shares of capital stock of the Corporation entitled to vote on the subject matter, voting as a single class, shall be sufficient for the transaction of business with respect to such matter at any meeting at which a quorum is present.

                                    ARTICLE 2

OFFICES

                  SECTION 2.01. DELAWARE OFFICE. The Corporation will have a registered office in the State of Delaware which will be located in the City of Wilmington, County of New Castle.

                  SECTION 2.02. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.


                                    ARTICLE 3

LIST OF STOCKHOLDERS ENTITLED TO VOTE

                  SECTION 3.01. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.


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                  SECTION 3.02. STOCK LEDGER. The stock ledger of the
Corporation will constitute the list required by Section 3.01 and will be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.


                                    ARTICLE 4

                      BOARD OF DIRECTORS--POWERS AND DUTIES

                  SECTION 4.01. BOARD OF DIRECTORS. The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors, which, except as otherwise provided by law or the Certificate of Incorporation, shall exercise all the powers of the Corporation.

                  SECTION 4.02. NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock pursuant to the Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time as set forth in the Certificate of Incorporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to the Certificate of Incorporation, shall be divided into such classes and hold office for such terms as set forth in, and may be removed only in accordance with, the Certificate of Incorporation.

                  SECTION 4.03. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairperson of the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 4.04. COMPENSATION. Each director shall be entitled to receive from the Corporation such annual and other fees and compensation as the Board of Directors shall from time to time determine and to be reimbursed for such director's reasonable expenses in connection with attendance at meetings. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.


                                    ARTICLE 5

                              MEETINGS OF DIRECTORS

                  SECTION 5.01. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without notice at such place or places, either within or without the state of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors.



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                  The Board of Directors shall meet for organization at its
first regular meeting after the annual meeting of stockholders or at a special meeting of the Board of Directors called after the annual meeting of stockholders and prior to said first regular meeting.

                  SECTION 5.02. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held, whenever called by the Chairperson of the Board of Directors or by any three or more directors or by resolution adopted by the Board of Directors, at such place or places either within or without the State of Delaware as may be stated in the notice of the meeting.

                  SECTION 5.03. NOTICE. Notice of the time and place of all special meetings of the Board of Directors, and notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director at least one day before the day of the meeting (i) in person or by telephone, (ii) by telegraph, cable, fax, e-mail or any other type of electronic communication, (iii) by express mail or courier service, charges prepaid or (iv) by first-class mail, postage prepaid, sent, in the case of (ii),
(iii) or (iv) above, to the number or address supplied by the director to the Corporation for the purpose of notice; PROVIDED, HOWEVER, that notice of any meeting need not be given to any director if waived by such director in writing, whether before or after the time stated therein, or if such director shall be present at the beginning of such meeting and does not object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened. If the notice is sent by one of the methods set forth in (i) above, it will be deemed to have been given to the director when communicated; if the notice is sent by one of the methods set forth in (ii) above it will be deemed to have been given to the director when dispatched; if the notice is sent by one of the methods set forth in (iii) above, it will be deemed to have been given on the day delivery is guaranteed by the courier service or express mail; and if the notice is sent by first-class mail ((iv) above), it will be deemed to have been given on the third day after dispatch.

                  In the absence of any resolution of the Board of Directors or any committee governing rules of procedure to the contrary, notice of meetings of any committee referred to or provided for in these By-laws shall follow the same procedures as those set forth in these By-laws for meetings of the Board of Directors.

                  SECTION 5.04. QUORUM; VOTING. Except as otherwise provided by law or in these By-laws, a majority of the directors of the Corporation then in office (but in no event less than one-third of the total number of directors specified pursuant to paragraph A of Article FIFTH of the Certificate of Incorporation which the Corporation would have if there were no vacancies (the "Entire Board of Directors")) will constitute a quorum for the transaction of business by the Board of Directors; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law, in the Certificate of Incorporation or in these By-laws, all questions shall be decided by the vote of a majority of the directors present at any meeting at which there is a quorum.

                  SECTION 5.05. ACTIONS BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee thereof, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.


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                  SECTION 5.06. MEETING BY MEANS OF CONFERENCE TELEPHONE. All or
any number less than all of the directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.06 will constitute presence in person at such meeting.


                                    ARTICLE 6

COMMITTEES OF THE BOARD OF DIRECTORS

                  SECTION 6.01. COMMITTEES. There shall be a Compensation Committee and an Audit Committee. Each of the Audit Committee and the Compensation Committee shall perform such functions and exercise such powers as may be delegated to it from time to time by the Board of Directors.

                  The Board of Directors may from time to time appoint such further standing or special committees as it may deem in the best interest of the Corporation, but no such committee shall have any powers except such as are expressly conferred upon it by the Board of Directors. With respect to each such committee, the Board of Directors shall, by one or more resolutions adopted by a majority of the Entire Board of Directors, determine the duties and responsibilities, determine the number of members, appoint the members and the committee chair and fill each vacancy occurring in the membership; provided, however, that the Board of Directors may, by one or more resolutions adopted by a majority of the Entire Board of Directors, allow the member or members present at any committee meeting and not disqualified from voting, whether or not such member or members constitute a quorum, to unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors may designate one or more directors as alternate members of any committee. Each committee referred to in this
Article 6 shall act only as a committee, and the individual members shall have no power as such.

                  The Board of Directors may abolish any committee established by or pursuant to this Article 6 as it may deem advisable. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                  Each committee referred to or provided for in this Article 6 shall have authority, except as may otherwise be required by law or by resolution of the Board of Directors, to fix its own rules of procedure and to meet where and as provided by such rules; provided that a committee chair shall always have the authority to call a meeting of the committee. The presence at any meeting of any such committee of a majority of the members in office (but in no event less than one-third of the total number of members which the committee would have if there were no vacancies), including alternate members thereof, shall be necessary to constitute a




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quorum for the transaction of business and in every case the affirmative vote of a majority of such members present at any meeting shall be necessary for the adoption of any resolution of such committee. All action taken at each committee meeting shall be recorded in minutes of the meeting.


                                    ARTICLE 7

                                  CONTRIBUTIONS

                  SECTION 7.01. CONTRIBUTIONS. The Board of Directors shall have the power, at any time and from time to time, to make, or authorize the making of, contributions and donations for the public welfare or for religious, charitable, scientific or educational purposes.


                                    ARTICLE 8

                              ELECTION AND TERM OF
               CHAIRPERSON OF THE BOARD OF DIRECTORS AND OFFICERS

                  SECTION 8.01. ELECTION. The Board of Directors shall elect a Chairperson of the Board of Directors (who must be a director and who may, but need not, be designated an officer of the Corporation), a President or a Chief Executive Officer or both, a Secretary and a Treasurer. There may also be one or more Vice Chairpersons (each of whom must be a director), a Chief Financial Officer, one or more Vice Presidents, one or more assistant secretaries and treasurers and such other officers and assistant officers as the Board of Directors may deem appropriate. The Board of Directors may assign any of the officers such further designations or alternate titles as it considers desirable. The Board of Directors shall elect all officers, except assistant officers, which shall be appointed by the Chief Executive Officer or by the officer to which they are an assistant. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws.

                  SECTION 8.02. TERM. The term of office for all officers shall be until the organization meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. The Chairperson of the Board of Directors or any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired term by the Board of Directors.


                                    ARTICLE 9

                                    OFFICERS

                  SECTION 9.01. CHAIRPERSON OF THE BOARD OF DIRECTORS. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is





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present and shall call meetings of the Board of Directors and committee meetings when he or she deems them necessary. Unless otherwise precluded from doing so by these By-laws, the Chairperson of the Board of Directors may be a member of any committees of the Board of Directors. He or she shall act as chairperson at all meetings of the stockholders at which he or she is present unless he or she elects that the Chief Executive Officer or a Vice Chairperson, if any, shall so preside. The Chairperson of the Board of Directors may be designated by the Board of Directors as an officer of the Corporation and may be elected by the Board of Directors as the Chief Executive Officer. The Chairperson of the Board of Directors shall perform all duties as may be assigned to him or her by the Board of Directors.

                  In the absence of the Chairperson of the Board of Directors, the Vice Chairperson so designated for such function, if any, or, if none, the President or, if none, the Chief Executive Officer, shall perform the duties and have the powers of the Chairperson of the Board of Directors, as determined by the Board of Directors. The Vice Chairperson of the Board of Directors, if one shall be appointed, or the Vice Chairpersons, if there shall be more than one, shall otherwise perform such duties and may exercise such other powers as from time to time may be assigned by these By-laws, the Board of Directors or the Chairperson of the Board of Directors.

                  SECTION 9.02. PRESIDENT; CHIEF EXECUTIVE OFFICER. The President shall have such powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chairperson of the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall be the Chief Executive Officer of the Corporation.

                  The Chief Executive Officer shall have general charge of the affairs of the Corporation, subject to the control of the Board of Directors. He or she may appoint all officers and employees of the Corporation for whose election no other provision is made in these By-laws and may discharge or remove any officer or employee, subject to action thereon by the Board of Directors as required by these By-laws. The Chief Executive Officer shall be the officer through whom the Board of Directors delegates authority to corporate management, and shall be responsible to see that all orders and resolutions of the Board of Directors are carried into effect by the proper officers or other persons. The Chief Executive Officer shall also perform all duties as may be assigned to him or her by the Board of Directors.

                  SECTION 9.03. SECRETARY. The Secretary shall (i) attend meetings of the directors and the stockholders of the Corporation, (ii) record all the proceedings of such meetings in suitable books and (iii) send out all notices of meetings as required by law or by these By-laws. In case of his or her absence or refusal or neglect so to perform the foregoing duties, any such notice may be given by any person thereunto directed by the Chairperson of the Board of Directors or the directors upon whose request the meeting is called as provided in these By-laws. He or she shall, in general, perform all duties incident to the office of the Secretary and perform such other duties as may be assigned to him or her by the Board of Directors, the Chairperson of the Board of Directors or the President.

                  SECTION 9.04. TREASURER. The Treasurer shall have custody of, and shall manage and invest, all moneys and securities of the Corporation, and shall have such powers and duties as generally pertain to the office of Treasurer.



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                  To the extent not invested, the Treasurer shall deposit all moneys in such banks or other places of deposit as the Board of Directors may from time to time designate or as may be designated by the Treasurer or by any officer or officers of the Corporation so authorized by resolution of the Board of Directors. Unless otherwise provided by the Board of Directors, all checks, drafts, notes and other orders for the payment of money from a disbursing account shall be signed by the Treasurer or such person or persons as may be designated by name by the Treasurer in writing. The Treasurer's signature and, if authorized by the Treasurer in writing, the signature of such person or persons as may be designated by the Treasurer as provided above, to a check, draft, note or other order for the payment of money from a disbursing account may be by facsimile or other means. Procedures for withdrawal of moneys from accounts other than disbursing accounts shall be established from time to time by the Treasurer.

                  The Treasurer shall have such other powers and perform such other duties as may be assigned by the Board of Directors. The Chief Financial Officer of the Corporation, if any, shall have all of the powers granted to the Treasurer under these By-laws, including the power to sign any check, draft, note or other order for the payment of money from a disbursing account, including by facsimile signature or other means.

                  SECTION 9.05. ASSISTANT SECRETARY, ASSISTANT TREASURER AND OTHER OFFICERS. In the event of the absence or inability to serve of the Secretary, or as delegated by the Secretary, an assistant secretary shall perform all the duties of the Secretary; and in the event of the absence or inability to serve of the Treasurer, or as delegated by the Treasurer, an assistant treasurer shall perform all the duties of the Treasurer.

                  The powers and duties of other officers of the Corporation shall be such as may, from time to time, be prescribed by the Board of Directors, the Chairperson of the Board of Directors, the President or the Chief Executive Officer.

                  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, or in the absence of action by the Board of Directors, the Chief Executive Officer, or in his or her absence, the President, or in his or her absence, the Chairperson of the Board of Directors, may delegate for the time being the powers and duties of any officer to any other officer or to any director.


                                   ARTICLE 10

                              CERTIFICATES OF STOCK

                  SECTION 10.01. CERTIFICATE. Every holder of capital stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation (a) by the Chairperson or any Vice Chairperson of the Board of Directors or the President or any Vice President and (b) by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.




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

                  SECTION 10.02. SIGNATURES. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar at the date of issue.


                                   ARTICLE 11

                               TRANSFERS OF STOCK

                  SECTION 11.01. TRANSFERS OF STOCK. Subject to any restrictions imposed on the transfer or ownership of the Corporation's capital stock by applicable law or by the Certificate of Incorporation, capital stock of the Corporation shall be transferable in the manner prescribed in these By-laws. Transfers of shares of capital stock of the Corporation shall be made on the books of the Corporation by the holder thereof or his or her legal representative, acting by his or her attorney-in-fact duly authorized by written power of attorney filed with the Secretary of the Corporation, or with one of its transfer agents, and on surrender for cancelation of the certificate or certificates for such shares. Except as otherwise provided in these By-laws or in the Certificate of Incorporation, the person in whose name shares of capital stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Corporation may have one or more transfer offices or agencies and/or registrars for the transfer and/or registration of shares of capital stock of the Corporation.

                  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.01. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, or such other period as may be adopted by resolution of the Board of Directors.

                  SECTION 12.02. CORPORATE SEAL. The Corporation shall have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                  SECTION 12.03. AMENDMENTS. These By-laws may be repealed, altered or amended, or new By-laws may be adopted, only as set forth in the Certificate of Incorporation.

                  These By-laws are subject to any requirements of law, any provisions of the Certificate of Incorporation and any terms of any series of Preferred Stock.



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


                  SECTION 12.04. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or a director or elected officer of a Subsidiary (as defined in paragraph (f) of this Section 12.04), shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this By-law. The Corporation shall pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless the Corporation upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this By-law or otherwise.

                  (b) The indemnification and the advancement of expenses incurred in defending a proceeding prior to its final disposition provided by, or granted pursuant to, this By-law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, other provision of these By-laws, agreement, vote of stockholders or Disinterested Directors (as defined in paragraph (f) of this Section 12.04) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 12.04, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

                  (c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Corporation or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                  (d) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any person




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who is or was an employee or agent (other than a director or officer) of the
Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this By-law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  (e) If any provision or provisions of this Section 12.04 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this
Section 12.04 (including, without limitation, each portion of any paragraph or clause of this Section 12.04 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-law (including, without limitation, each such portion of any paragraph of this Section 12.04 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  (f)  For purposes of this Section 12.04:

                  (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

                  (2) "Subsidiary" means a corporation or limited liability company, a majority of the capital stock of which is owned directly or indirectly by the Corporation, other than directors' qualifying shares.

                  (g) Any notice, request, or other communication required or permitted to be given to the Corporation under this By-law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                  SECTION 12.05. CONFIDENTIALITY IN VOTING. Stockholders shall be provided permanent confidentiality in all voting, except as necessary to meet applicable legal requirements.








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